UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8 - K

CURENT REPORT
Pursuant to Section 13 OR 15(D) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)    January 18, 2011

HYBRED INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Colorado	0000823544
State of Incorporation	CIK №.

370 W. Pleasantview Ave. Suite 163, Hackensack, NJ 07601
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: Phone: (201) 788-3785

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01:  Other Events – Change of Transfer Agent

As a result of the Company's Transfer Agent, X-Pedited Transfer Corp., located in Denver, Colorado, discontinuing its operations, the Company will be terminating its relationship, and will be executing a new agreement with Madison Stock Transfer, Inc., at our earliest possible convenience.

HYBRED INTERNATIONAL, INC.

By:	/s/ Gary Kouletas
Gary Kouletas, CEO

Date:  January 18, 2011